Deloitte	Deloitte & Touche LLP Two World Financial Center New York, NY 10281-1414 USA Tel:+1 212 436 2000 Fax: +1 212 436 5000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-21489, 333-21491, and 333-111618 on Form S-8 of our report dated April 13, 2005 (November 17, 2005,as to the effects of the restatement discussed in Note 2), which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets" and the restatement described in Note 2 of the consolidated financial statement, relating to the consolidated financial statements and financial statement schedule of Systemax Inc. appearing in the Annual Report on Form 10-K/A of Systemax Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

/s/ Delottte & Touche LLP

November 17, 2005